Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273459, and 333-229452) and Form S-8 (No. 333-201874, 333-187660, 333-99973, 333-119509, 333-139023, 333-144671, 333-161959, 333-211656, 333-229453, 333-235580, and 333-280660) of iCAD, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Boston, Massachusetts

March 31, 2025